UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023 (August 24, 2023)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Offering of Senior Notes by Celanese US Holdings LLC

On August 24, 2023, Celanese US Holdings LLC (“Celanese US”), a wholly owned subsidiary of Celanese Corporation (the “Company”), completed its registered offering (the “Offering”) of $1,000,000,000 aggregate principal amount of its 6.350% Senior Notes due 2028 (the “2028 Notes”), $1,000,000,000 aggregate principal amount of its 6.550% Senior Notes due 2030 (the “2030 Notes”), and $1,000,000,000 aggregate principal amount of its 6.700% Senior Notes due 2033 (the “2033 Notes” and together with the 2028 Notes and the 2030 Notes, the “Notes”). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, Celanese US, and Wells Fargo Bank, National Association, as trustee, as amended by a Fourteenth Supplemental Indenture, dated August 24, 2023 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Celanese US, certain subsidiaries of Celanese US (the “Subsidiary Guarantors”), U.S. Bank Trust Company, National Association, as series trustee and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee.

The net proceeds from the sale of the Notes are intended to be used (i) to fund the previously-announced tender offer to purchase for cash the outstanding 3.500% Senior Notes due 2024, 5.900% Senior Notes due 2024 and 6.050% Senior Notes due 2025 of Celanese US (the “Tender Offer”) for an aggregate principal amount of such Notes of up to $2.25 billion, and (ii) for repayment of outstanding indebtedness, including its three-year term loan credit agreement due 2025, of which approximately $750 million of such indebtedness was outstanding as of June 30, 2023, and for other general corporate purposes.

Celanese US’s obligations under the Notes are guaranteed on a senior unsecured basis by the Company and, initially, by the Subsidiary Guarantors. The Notes pay interest semiannually, in arrears, on May 15 and November 15 of each year, beginning on November 15, 2023. The interest rate payable on the Notes will be subject to adjustment based on certain ratings events.

The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Registration Statement on Form S-3, Reg. No. 333-271048, and the Prospectus included therein, filed by the Company Parties with the Securities and Exchange Commission (the “Commission”) on March 31, 2023, the related Prospectus Supplement dated August 10, 2023, and the Free Writing Prospectus filed with the Commission on August 10, 2023.

The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture and the Fourteenth Supplemental Indenture and is qualified in its entirety by reference to the copies of the form of Notes, the Fourteenth Supplemental Indenture and the Base Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report, which are each incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 24, 2023, the Company issued a press release announcing the early results and upsizing of the Tender Offer. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On August 24, 2023, the Company issued a press release announcing the pricing terms of the Tender Offer. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number
Description

4.1*	Form of Notes (included in Exhibit 4.2).

4.2*	Fourteenth Supplemental Indenture, dated as of August 24, 2023, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as series trustee and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee.

4.3	Indenture, dated May 6, 2011, by and between Celanese US Holdings LLC, Celanese Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-32410) filed with the SEC on May 6, 2011).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, dated August 24, 2023.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1*	Press Release dated August 24, 2023, announcing the early results and upsizing of the Tender Offer.

99.2*	Press Release dated August 24, 2023, announcing the pricing terms of the Tender Offer.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	August 24, 2023

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